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                                                                    EXHIBIT 10.2

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


         THIS SETTLEMENT AGREEMENT and GENERAL RELEASE (hereinafter "Agreement") is made and entered into by and between GERARD M. JACOBS (hereinafter "Jacobs") and METAL MANAGEMENT, INC., a Delaware corporation (hereinafter "MTLM").

         WHEREAS, the parties have engaged in discussions resulting in an amicable and mutually satisfactory agreement concerning Jacobs' resignation from his employment and Executive Committee membership with MTLM, and with respect to Jacobs' shareholdings in, and options and warrants to acquire shares of, MTLM, and all matters arising out of or relating thereto; and

         WHEREAS, this Agreement is being entered into pursuant to and in conjunction with that certain Stock Purchase Agreement, dated the date hereof, among MTLM, Huntington AluTech, Inc., a Delaware corporation (hereinafter "HAI"), Jacobs and the other parties signatory thereto, concerning the acquisition by a wholly owned subsidiary of HAI (hereinafter, "Buyer") of the common stock of Superior Forge, Inc., a wholly owned subsidiary of MTLM (the "Stock Purchase Agreement"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereby agree as follows:

         1. The Employment Agreement. Jacobs and MTLM are parties to an "Employment Agreement" dated December 1, 1997. Except for Jacobs' obligations pursuant to Paragraphs 15 (as modified by Section 5(d) below), 18 (as modified by the last sentence of Article X of the Stock Purchase Agreement and Section 4 below), 19 and 26(a) thereof and MTLM's obligations pursuant to Paragraphs 5(c)(ii), 5(c)(iv), 23, 24 and 25 thereof, which shall continue (in the case of Paragraph


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25, for a period of seven years from the date hereof), or except as otherwise expressly provided in this Agreement, this Agreement shall supersede the terms and provisions of the Employment Agreement, which is terminated effective immediately and is hereby null and void and without further effect. Jacobs agrees that he has received all bonuses (including his Annual Cash Bonus under the Employment Agreement) to which he is or will be entitled.

         2. Jacobs' Resignation. Effective immediately, Jacobs hereby resigns as Chief Executive Officer of MTLM, as an officer of MTLM and any and all of its affiliates and as a director of any and all of MTLM's affiliates (including his position on the Executive Committee of the Board of Directors of MTLM), which resignation is a required condition to the execution and delivery of the Stock Purchase Agreement. The parties agree that Jacobs will remain as a non-officer employee of MTLM until the earlier of (i) the date that the Closing of the purchase and sale of the stock of Superior Forge, Inc. occurs under the Stock Purchase Agreement and (ii) the actual or purported termination of the Stock Purchase Agreement (such earlier date being referred to herein as the "Resignation Date"), on which date Jacobs agrees he will no longer be an employee of MTLM. Jacobs agrees that he will remain a director of MTLM until such time as his resignation or removal, or the expiration of his term if not nominated for re-election.

         3. The Obligations of MTLM. On and after the Effective Date of this Agreement, as defined in Section 8 hereof, and in consideration of Jacobs' promises as set forth herein, MTLM shall be obligated to him as set forth herein. Except as expressly set forth in this Agreement, MTLM shall have no continuing obligation to Jacobs of any kind or nature whatsoever.

         a. From the Effective Date of this Agreement until the Resignation Date (the "Interim Period"), Jacobs will be an employee of the Company as contemplated in Section 2 above, without


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an employment contract. During the Interim Period, Jacobs will continue to be paid his salary on the Company's regular payroll cycle at a rate equal to an annual salary of $275,000; will be afforded the use of his office and related support services; and will be entitled to (i) the employee benefits specified in Paragraphs 9, 10, 11 and 13 of the Employment Agreement, (ii) the car allowance, reimbursement for all gas, oil, repairs, maintenance and insurance in regard to such car and all costs, fees and charges in regard to a car phone and a cellular phone as contemplated by Paragraph 12 of the Employment Agreement (and not including any other benefit specified therein) and (iii) his current medical insurance and dental insurance. From and after the Resignation Date, MTLM will be obligated to Jacobs as set forth in either subsection (b) or subsection (c) below.

         b. In the event the Stock Purchase Agreement is terminated, or one of the parties thereto purports to terminate it, without the Closing of the purchase and sale of the stock of Superior Forge, Inc. having occurred, the Interim Period will immediately end and MTLM shall be obligated to Jacobs as if he was terminated by MTLM pursuant to Paragraph 14(a) of the Employment Agreement as set forth below, with the ninety (90) day period referred to therein being deemed to have elapsed. In such event:

                  (i) MTLM shall have no further obligations to Jacobs under clause (i) of the first sentence of Paragraph 17(a) of the Employment Agreement;

                  (ii) in full satisfaction of MTLM's obligations to Jacobs under clause (ii) of the first sentence of Paragraph 17(a) of the Employment Agreement, MTLM agrees to make severance payments to Jacobs as follows: (w) $672,677 on the six-month anniversary of the actual or purported termination date of the Stock Purchase Agreement; (x) $631,426 on the first anniversary of the actual or purported termination date of the Stock Purchase



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         Agreement; (y) $625,176 on the eighteen-month anniversary of the actual or purported termination date of the Stock Purchase Agreement; and (z) $618,926 on the second anniversary of the actual or purported termination date of the Stock Purchase Agreement; and all late payments shall bear interest at the rate of 12% per annum until paid;

                  (iii) in full satisfaction of MTLM's obligations to Jacobs under clause (i) of the second sentence of Paragraph 17(a) of the Employment Agreement, MTLM agrees to continue, at no cost to Jacobs, his medical, dental and life insurance benefits until November 30, 2003 (which benefits shall not be considered continuation coverage pursuant to Section 4980(B) of the Code, and such continuation coverage shall commence on the date that benefits provided hereunder cease);

                  (iv) MTLM and Jacobs will enter into an amendment to Jacobs' $500,000 demand promissory note payable to the Company, which will serve to amend the repayment terms thereof so that the principal amount thereof shall be due and payable in four equal installments of $125,000 on each of the six-month, twelve-month, eighteen-month and twenty-four month anniversaries of the Resignation Date, in each case together with all accrued and unpaid interest on such promissory note to the date of each installment of principal repayment; Jacobs acknowledges that MTLM may set off a portion of the severance payments referred to in subsection (ii) above against the installments of principal and interest owing to MTLM under the promissory note as so amended; and concurrently with such amendment, the collateral held by MTLM securing the repayment of such promissory note shall be returned to Jacobs, and the Pledge Agreement between Jacobs and MTLM relating thereto shall be terminated;



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                  (v) MTLM's obligations to Jacobs under clause (ii) of the
         second sentence of Paragraph 17(a) of the Employment Agreement shall be satisfied in the manner set forth in subsections (c)(iii) and (c)(iv) below, and Paragraph 17(b) of the Employment Agreement shall continue to be applicable with respect to MTLM=s payments to Jacobs hereunder.

         c. In the event that the Closing of the purchase and sale of the stock of Superior Forge, Inc. under the Stock Purchase Agreement occurs, the Interim Period will immediately end and Jacobs will be deemed to have voluntarily resigned his employment with MTLM, and MTLM shall be obligated to Jacobs as follows:

                  (i) Vacation. On the next regular payroll date following the Closing Date, MTLM shall pay to Jacobs all of his accrued but unused vacation pay.

                  (ii) Health Insurance. MTLM shall offer to Jacobs health insurance continuation to the extent required by and pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

                  (iii) Benefit Plans. It is understood and agreed that Jacobs' continuous service under MTLM's 401(k) plan and its other benefit plans shall cease as of his Resignation Date. Jacobs' rights and the obligations of MTLM pursuant to said benefit plans shall be as determined by the terms of each such plan and applicable law.

                  (iv) Warrants and Stock Options. Jacobs' interest in and rights with respect to his warrants to purchase MTLM's common stock shall be governed by and subject to all conditions, terms and restrictions contained in his warrants. In addition, on his Resignation Date all warrants and stock options owned by Jacobs shall be immediately and fully vested in Jacobs (to the extent not already vested), without regard to any early termination of such


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         warrants or options resulting from Jacobs= termination of employment, and shall remain outstanding and exercisable until the expiration date of such warrants and options.

         4. Noncompetition. Paragraph 18 of the Employment Agreement, Jacobs' noncompetition covenant, shall remain in full force and effect for a period of thirty-six (36) months from the Resignation Date (without respect to the provisions of the first sentence of Paragraph 18); provided, however, that the provisions of said Paragraph 18 shall not be deemed to be violated under the circumstances set forth in the last paragraph of Article X of the Stock Purchase Agreement. This Section 4 shall also be applicable in the event the Stock Purchase Agreement is terminated, as said Paragraph 18 is modified (notwithstanding such termination) by said last paragraph of Article X of the Stock Purchase Agreement; provided, that in such event, (i) Jacobs' noncompetition covenant shall continue to apply with respect to the business of the forging of aluminum for so long as MTLM owns at least a majority of the common equity of Superior Forge, Inc., but in any event shall not apply for a period of more than thirty-six (36) months from the Resignation Date ; (ii) Jacobs' noncompetition covenant shall apply with respect to the business of hard aluminum alloy extrusion if Superior Forge, Inc. is in such business at the Resignation Date , but in any event shall not apply for a period of more than thirty-six (36) months from the Resignation Date; and (iii) Jacobs' noncompetition covenant shall not be construed to prevent him from participating as an equity investor with Ian Albert and/or Alan Shumway in a purchase of Superior Forge, Inc. from and after the Resignation Date. Jacobs acknowledges that he has received good and valuable consideration for the continuation of the provisions of Paragraph 18 of the Employment Agreement set forth in this Section 4.


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         5. The Obligations of Jacobs. In consideration of the promises of MTLM contained in this Agreement and its execution of the Stock Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Jacobs agrees as follows:

                  a. Mutual General Releases. Jacobs, for himself and for his estate, heirs, personal representatives, executors, administrators and assigns, hereby releases and forever discharges, except as set forth in subsections (i) through (v) below, MTLM, its subsidiaries and related and affiliated entities signatory hereto (hereinafter collectively and individually the "MTLM Releasees"), and the MTLM Releasees hereby release and forever discharge Jacobs, his estate, heirs, personal representatives, executors, administrators and assigns, from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys= fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, which either party now has or claims, or might hereafter have or claim, against the other party, based upon or arising out of any matter or thing whatsoever through date of this release, including, without limitation, any claim, action or cause of action which was or is related to or arises out of Jacobs' employment or directorship with, or his shareholding in, MTLM, or his separation and/or resignation therefrom, or which is based upon or arises under or the Employment Agreement, or any local, state, or federal law dealing with employment discrimination, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Age Discrimination in Employment Act.



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         The following provisions are applicable to and made a part of this
Agreement and the foregoing general release and waiver:

                  (i) Jacobs does not release or waive any right or claim which he may have under the Age Discrimination in Employment Act which arises after the date of execution of this Agreement.

                  (ii) Jacobs does not release or waive any right or claim which he may have in the future for a breach of this Agreement or for a breach of the Stock Purchase Agreement (including, without limitation, a claim for specific performance or damages in the event MTLM is obligated, but fails, to consummate the transactions contemplated by the Stock Purchase Agreement in accordance with the terms thereof) or any other agreement delivered in connection with the Stock Purchase Agreement at the Closing thereunder, notwithstanding any payments that may be made under
                           Section 3(b) of this Agreement, or any right or claim which he may have in the future under this Agreement or with respect to indemnification and contribution rights under (x) the Certificate of Incorporation or by-laws of MTLM or (y) under the General Corporation Law of the State of Delaware.

                  (iii) In exchange for this general release and waiver, Jacobs hereby acknowledges that he has received separate consideration beyond that which he is otherwise entitled to under MTLM policy, the Employment Agreement, or applicable law.



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


                  (iv) MTLM hereby expressly advises Jacobs to consult with an attorney of his choosing prior to executing this Agreement which contains a general release and waiver.

                  (v) Jacobs has twenty-one (21) days from the date of presentment to consider whether or not to execute this Agreement. In the event of such execution, Jacobs' has a further period of seven (7) days from such date in which to revoke said execution, notice of which must be received by MTLM within such seven
                           (7) day period.

                  b. Stockholders' Agreement. Attached hereto and incorporated herein as Exhibit A is a Second Amended and Restated Stockholders' Agreement among the parties to the Amended and Restated Stockholders' Agreement dated December 19, 1997 (the "Stockholders' Agreement").

                  c. Availability. For a period beginning on the date hereof and continuing for six (6) months from the Resignation Date, Jacobs agrees to cooperate reasonably with MTLM in the transition of his responsibilities to other employees including, without limitation, being generally available by telephone during normal business hours in California to answer questions and to assist other MTLM employees. Jacobs agrees to make himself reasonably available to MTLM and its attorneys and agents for interview, deposition, and testimony and agrees to appear as a witness at trial and, at the election of MTLM, provide a sworn statement or deposition of any matters in which MTLM is a party and/or for which Jacobs may have knowledge of any relevant facts. MTLM agrees to reimburse Jacobs for any reasonable, pre-approved out-of-pocket expenses that he incurs in providing such



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         assistance, including the cost of travel or lost compensation. Jacobs agrees not to withhold any information relevant to such matters from the Company. Nothing in this agreement is intended to influence any such testimony that Jacobs may offer.

                  d. MTLM Property. Jacobs represents that he has turned (or will within 24 hours turn) over to MTLM all property of MTLM in his control or possession by the Resignation Date. This includes all notes, memoranda, records, documents and all other information, no matter how produced or reproduced, all computer equipment and programs, all office keys and access cards, and all credit and charge cards kept by Jacobs or in his possession or control used in or pertaining to the business of MTLM, it being hereby acknowledged that all of said items, and all copies of said items, are the sole and exclusive property of MTLM. Notwithstanding the foregoing, Jacobs shall be entitled to take possession of the articles set forth on Exhibit B. The obligations set forth herein are in addition to the obligations of Jacobs pursuant to Paragraph 15 of the Employment Agreement.

                  e. Confidentiality of Agreement. Except pursuant to valid subpoena enforced by a court or government agency of competent jurisdiction and except as may be required by law or by the rules and regulations of any securities exchange or unless the terms hereof become public other than by reason of Jacobs' breach of this subsection
         (e), Jacobs shall not, directly or indirectly, discuss or communicate the terms of this Agreement with any third party, except members of his immediate family, his accountant and his attorney who shall be advised of this confidentiality restriction. Except pursuant to a valid subpoena and except as may be required by law or by the rules and regulations of any securities exchange or


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         unless the terms hereof become public other than by reason of Jacobs'
         breach of this subsection (e), Jacobs will not communicate or cooperate with any employee or director or former employee or director of MTLM, or with any third party, concerning any claim against MTLM.

         6. Non-Disparagement. From and after the date of presentment of this Agreement, both parties represent that they have not and will not (and, in the case of MTLM, MTLM will cause the MTLM Releasees not to), nor will they cause or assist another person to, disparage or make critical, negative, derogatory or defamatory statements about the other to any third party, or make any other statement to a third party which is intended to or would reasonably have the effect of harming the other party to this Agreement. Nothing herein shall prevent Jacobs from expressing his opinions in any manner he chooses in meetings of the Company's Board of Directors. It is understood that Jacobs' commitment hereunder extends to the Company's officers and directors. Any party's claim for damages arising under subsection 5(c) or subsection 5(e) of this Agreement or under this Section 6 may not be offset against any other obligation owed by such party, unless and until a final nonappealable judgment (or a judgment that is not appealed in a timely manner) has been entered with respect thereto.

         7. Registration Rights. In the event that at any time prior to December 1, 2009, MTLM proposes to file a registration statement with the Securities and Exchange Commission registering for resale any shares of common stock of MTLM owned by Albert A. Cozzi or T. Benjamin Jennings, MTLM shall notify Jacobs in writing at least five business days prior to the filing thereof of MTLM's plans to file such registration statement, and Jacobs will have the right, at MTLM's cost and expense (not including any underwriters' fees and commissions, unless such underwriters' fees


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


and commissions are paid for on behalf of Albert A. Cozzi or T. Benjamin Jennings), to include any shares of MTLM's common stock owned by him (or that could be owned by him upon the exercise of his options or warrants) in such registration statement. Nothing in this Section 7 shall be deemed to limit or affect in any way Jacobs' registration rights under Paragraph 5(c) of the Employment Agreement.

         8. Effective Date. The Effective Date of this Agreement shall be the eighth day after Jacobs' execution of this Agreement without receipt by MTLM of a signed statement from Jacobs revoking such execution.

         9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, assigns, administrators, executors, and legal representatives of Jacobs and shall be binding upon and inure to the benefit of the MTLM Releasees.

         10. Entire Agreement. This instrument constitutes the entire Agreement between the parties. It may not be amended or modified except by a subsequent written instrument signed by all parties hereto.

         11. Indemnification. Each of the parties hereto hereby promises to indemnify and hold harmless the other from and against any loss, claim, cost, expense (including reasonable attorney's fees and expenses of litigation) or damages sustained or incurred by such other party arising out of or in connection with any breach of such party's obligations hereunder or in the enforcement of such party's rights hereunder.

         12. Severability. If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be



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deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable. This Agreement as thus amended shall be enforced so as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

         13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois.

         14. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

         15. Acknowledgment. Jacobs acknowledges that he has carefully read and fully understands the terms and provisions of this Separation Agreement and General Release, has had the opportunity to be represented in this matter by counsel of his own choosing, and that his execution of this Separation Agreement and General Release is voluntary. The parties agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied to or against any party hereto.











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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

                                     /s/ Gerard M. Jacobs
                                     ---------------------------------------
                                     Gerard M. Jacobs

                                     Date: February 12, 1999
                                           ---------------------------------


                                     METAL MANAGEMENT, INC., a Delaware
                                     corporation

                                     By: /s/ David A. Carpenter
                                         -----------------------------------
                                     Title: Vice President
                                            --------------------------------
                                     Date: February 12, 1999
                                           ---------------------------------


                                     RESERVE IRON & METAL LIMITED PARTNERSHIP

                                     By:  P. JOSEPH IRON & METAL, INC.,
                                             its general partner

                                     By: /s/ David A. Carpenter
                                         -----------------------------------
                                     Name:  David A. Carpenter
                                     Title: Vice President




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


                                         AEROSPACE METALS, INC.
                                         AMERICAN SCRAP PROCESSING, INC.
                                         C SHREDDING CORP.
                                         CALIFORNIA METALS RECYCLING, INC.
                                         CIM TRUCKING, INC.
                                         COMETCO CORP.
                                         COZZI BUILDING CORPORATION
                                         COZZI IRON & METAL, INC.
                                         EMCO TRADING, INC.
                                         FERREX TRADING CORPORATION
                                         FIRMA, INC.
                                         FIRMA PLASTIC CO., INC.
                                         FPX, INC.
                                         HOUSTON COMPRESSED STEEL CORP.
                                         HOUTEX METALS COMPANY, INC.
                                         THE ISAAC CORPORATION
                                         P. JOSEPH IRON & METAL, INC.
                                         KANKAKEE SCRAP CORPORATION
                                         MAC LEOD METALS CO.
                                         METAL MANAGEMENT ARIZONA, INC.
                                         METAL MANAGEMENT REALTY, INC.
                                         PERLCO, L.L.C.
                                         PROLER SOUTHWEST INC.
                                         PROLER STEELWORKS L.L.C.
                                         SALT RIVER RECYCLING, L.L.C.
                                         SCRAP PROCESSING, INC.
                                         TROJAN TRADING CO.
                                         USA SOUTHWESTERN CARRIERS, INC.
                                         138 SCRAP ACQUISITION CORP.
                                         R & P HOLDINGS, INC.
                                         R & P REAL ESTATE, INC.
                                         CHARLES BLUESTONE COMPANY


                                         By:  /s/ David A. Carpenter
                                              --------------------------------
                                         Name:  David A. Carpenter
                                         Title: Vice President



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